Exhibit 99.1
FOR RELEASE: IMMEDIATELY

PRUDENTIAL BANCORP, INC. ANNOUNCES
DECLARATION OF QUARTERLY CASH DIVIDEND

Philadelphia, Pennsylvania (November 18, 2020) -- Prudential Bancorp, Inc. (the “Company”) (Nasdaq: PBIP) announced that its Board of Directors, at a meeting held today, declared a quarterly cash dividend of $0.07 per share on the common stock of the Company, payable on December 21, 2020 to the shareholders of record at the close of business on December 7, 2020.

Prudential Bancorp, Inc. is the holding company for Prudential Bank, a Pennsylvania-chartered, FDIC-insured savings bank originally organized in 1886 and headquartered in Philadelphia, Pennsylvania.  Prudential conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as nine additional full-service financial centers, seven of which are in Philadelphia, one in Drexel Hill, Delaware County, and one in Huntingdon Valley, Montgomery County, Pennsylvania.  At September 30, 2020, the Company had assets totaling $1.2 billion, liabilities totaling $1.1 billion and shareholders’ equity totaling $129.1 million.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to the Company. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission (“SEC”) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations, its customers, counterparties, employees and third-party service providers as well as its impact on general economic conditions, both locally and nationally, including further increases in unemployment rates and continued restrictions on the operations of businesses in the markets in which the Company operates; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic including but not limited to the enactment and implementation of the CARES  Act; monetary and fiscal policies of the federal government, especially in response to the COVID-19 pandemic; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loan, investment and  mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values, especially in light of the COVID-19 pandemic; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including the “Risk Factors” section in its most recent Annual Report on Form 10-K for the year ended September 30, 2019, as supplemented by its Form 10-Q for the quarter ended June 30, 2020 and as may be further supplemented by quarterly or other reports subsequently filed with the SEC.

Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.psbanker.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

Contact:
Jack E. Rothkopf, Senior Vice President, Treasurer, Chief Financial Officer, Prudential Bancorp, Inc. and Prudential Bank, 215-755-1500.

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